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                                 AMENDMENT NO. 3
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         AMENDMENT dated as of July 24, 2000 (this "AMENDMENT") among Paging Network, Inc., a Delaware corporation ("PAGENET"), Arch Communications Group, Inc., a Delaware corporation ("ARCH"), and St. Louis Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Arch ("MERGER SUB").

         WHEREAS, PageNet, Arch and Merger Sub have previously entered into that certain Agreement and Plan of Merger dated as of November 7, 1999, as amended on January 7, 2000 and as further amended May 10, 2000, among PageNet, Arch and Merger Sub (the "MERGER AGREEMENT"); and

         WHEREAS, the respective Boards of Directors of PageNet, Arch and Merger Sub have determined that it is in the best interests of PageNet or Arch, as the case may be, and its respective stockholders to amend the Merger Agreement as hereinafter set forth and have duly approved this Amendment and authorized its execution and delivery.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Merger Agreement, and each reference in the Merger Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Merger Agreement as amended hereby. All references to the Merger Agreement in any other agreement between PageNet and Arch relating to the transactions contemplated by the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

         2. Section 4.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(a) MERGER CONSIDERATION. Each share of common stock, par value $0.01 per share, of PageNet (each, a "PAGENET SHARE") issued and outstanding immediately prior to the Effective Time (excluding PageNet Shares (collectively, "EXCLUDED PAGENET SHARES") that are owned by Arch, Merger Sub or any direct or indirect, wholly owned subsidiary of Arch or Merger Sub (collectively, the "ARCH COMPANIES")), shall be converted into and become exchangeable for 0.08365112 of a share (the "EXCHANGE RATIO") of common stock, par value $0.01 per share, of Arch (the "ARCH COMMON STOCK"), subject to adjustment as provided in Section 4.4 (the "MERGER CONSIDERATION"). At the Effective Time, all PageNet Shares shall no longer be outstanding, shall


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be canceled and retired and shall cease to exist, and each certificate (a
"CERTIFICATE") formerly representing any of such PageNet Shares (other than Excluded PageNet Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive a distribution or dividend pursuant to Section 4.2(b)(i), in each case without interest, or to vote pursuant to Section 4.2(b)(ii)."

         3. Section 6.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(a) Except as set forth in Section 6.1(d) of this Agreement, PageNet and Arch each agree that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that each shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (PageNet or Arch, as the case may be, its respective Subsidiaries and their officers, directors, employees, agents and representatives being referred to as its "REPRESENTATIVES") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, acquisition, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of its assets, or any purchase or sale of, or tender or exchange offer for, 15% or more of its equity securities (any such proposal or offer being referred to as an "ACQUISITION PROPOSAL"). PageNet and Arch further agree that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its Representatives not to, directly or indirectly, have any discussion with, or provide any confidential information or data to, any Person relating to, or in contemplation of, an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent PageNet, Arch or their respective Board of Directors from: (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) subject to the obligation of (x) PageNet pursuant to Section 6.5(a) to duly convene a PageNet Stockholders Meeting at which a vote of the stockholders of PageNet shall be taken regarding the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement, and (y) Arch pursuant to Section 6.5(b) to duly convene a Arch Stockholders Meeting at which a vote of the stockholders of Arch shall be taken with respect to the matters set forth in Section 6.5(b) of this Agreement, recommending such an unsolicited bona fide written Acquisition Proposal to its stockholders if, and only to the extent that, with respect to the actions referred to in clauses (B) or (C): (i) its Board of Directors concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all


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legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to its stakeholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"); (ii) its Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty to its stakeholders under applicable Law; and (iii) prior to providing any information or data to any Person in connection with a Superior Proposal by any such Person, its Board of Directors shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 6.15); PROVIDED, that such confidentiality agreement shall contain terms that allow it to comply with its obligations under this Section 6.2."

         4. Section 6.16 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.16. TAX-FREE REORGANIZATION. Arch, Merger Sub and PageNet shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and, with respect to PageNet, to obtain an opinion of its counsel as contemplated by Section 7.3(d).

         5. Section 6.22 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "6.22. DISTRIBUTION OF INTERESTS IN VAST TO PAGENET SHAREHOLDERS. Prior to the Closing, the Board of Directors of PageNet will set aside for distribution, solely to those holders of PageNet Shares immediately prior to the acceptance of PageNet Notes in the PageNet Exchange Offer (the "VAST DISTRIBUTION RECORD DATE"), with respect to each PageNet Share issued and outstanding at such date, interests (the "DISTRIBUTED INTERESTS") representing the portion of such equity ownership in Vast Solutions, Inc. (the "DISTRIBUTED SUBSIDIARY") equal to (x) subject to Section 6.1(d), up to 20.0% of the total equity ownership of the Distributed Subsidiary divided by (y) the number of PageNet Shares issued and outstanding at the Vast Distribution Record Date (the distribution of the Distributed Interests shall be referred to herein as the "VAST DISTRIBUTION"). The distribution of the Distributed Interests shall be conditioned upon the occurrence of (i) either (A) the satisfaction of the PageNet Minimum Condition and the acceptance of the PageNet Notes or (B) the filing of the Final Confirmation Order and (ii) the consummation of the Merger. PageNet and the Distributed Subsidiary shall take such action reasonably necessary (including filings with and no-action requests of the SEC and communications with stockholders) to effectuate the Vast Distribution. Upon satisfaction of the conditions to the Vast Distribution, Arch shall, in accordance with Section 4.2 of this Agreement and in connection with the exchange of PageNet certificates, use its reasonable best efforts to consummate, or cause to be consummated the Vast Distribution as promptly as practicable after the Effective Time."



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         6. Section 7.2(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         "(d) Intentionally Omitted."

         7. The Merger Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

         8. The Table of Contents in the Merger Agreement is hereby amended to reflect all of the amendments to the Merger Agreement set forth herein.


                                     * * *



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         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties to this Amendment as of the date first written above.


                                 PAGING NETWORK, INC.


                                 By: /s/ John P. Frazee, Jr.
                                    ---------------------------------------
                                    Name: John P. Frazee, Jr.
                                    Title: Chairman of the Board and
                                           Chief Executive Officer


                                 ARCH COMMUNICATIONS GROUP, INC.


                                 By: /s/ J. Roy Pottle
                                    ---------------------------------------
                                    Name: J. Roy Pottle
                                    Title: Executive Vice President
                                           and Chief Financial Officer


                                 ST. LOUIS ACQUISITION CORP.


                                 By: /s/ J. Roy Pottle
                                    ---------------------------------------
                                    Name:  J. Roy Pottle
                                    Title: Executive Vice President
                                           and Chief Financial Officer




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